                                                                    Exhibit 21.1

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
Subsidiaries                                                Jurisdiction
------------                                                ------------
Steel Heddle International, Inc.                            South Carolina
Heddle Capital Corp.                                        Delaware
Steel Heddle International, Ltd.                            Virgin Islands
Steel Heddle (Canada) Ltee/Ltd.                             Canada
Steel Heddle International de Mexico, S.A. de C.V.          Mexico
Steel Heddle Weaving Machine Accessories Co., Ltd.          China
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